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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


                Date of Report: March 21, 1997 (Date of Earliest
                        Event Reported: March 14, 1997)

                         EL PASO TENNESSEE PIPELINE CO.
             (Exact Name of Registrant as Specified in the Charter)

                                    Delaware
                 (State or Other Jurisdiction of Incorporation)

                  1-9864                               74-0233548
         (Commission File Number)          (I.R.S. Employer Identification No.)


          El Paso Energy Building
           1001 Louisiana Street
              Houston, Texas                             77002
(Address of Principal Executive Offices)               (Zip Code)

                                 (713) 757-2131
              (Registrant's Telephone Number, Including Area Code)

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Item 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT


         a. Effective March 14, 1997, El Paso Tennessee Pipeline Co. ("EPTP") dismissed its prior independent public accountants, Arthur Andersen LLP ("AA") and retained as its new certifying accountants Coopers & Lybrand L.L.P. AA's report on EPTP's financial statements during the two most recent fiscal years ending December 31, 1996 contained no adverse opinion or disclaimer of opinion, and was not qualified as to uncertainty, audit scope or accounting principles. The decision to change accountants was approved by EPTP's Board of Directors.

         During the last two fiscal years ending December 31, 1996 and through March 14, 1997, there were no disagreements between EPTP and AA on any matters of accounting principles or practices, financial statements disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of AA, would have caused it to make a reference to the subject matter of the disagreements in connection with its audit reports.

         There were no "reportable events" as described in Item 304(a)(1)(v) of Regulation S-K with respect to EPTP within the last two fiscal years ending December 31, 1996 and through March 14, 1997.

         EPTP has requested that AA furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements set forth above. A copy of such letter, dated March 21, 1997, is filed as Exhibit 16 to this Form 8-K.

         b. Effective March 14, 1997, EPTP engaged Coopers & Lybrand L.L.P. as its principal accountants. During the last two fiscal years ending December 31, 1996 and through March 14, 1997, EPTP did not consult Coopers & Lybrand L.L.P. regarding any of the matters or events set forth in Item 304(a)(2)(i) and
(ii) of Regulation S-K.

Item 7.  FINANCIAL STATEMENTS AND EXHIBITS

         c.  Exhibits

             16.  Letter re change in certifying accountant.
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     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        EL PASO TENNESSEE PIPELINE CO.



March 21, 1997                          By:     /s/ JEFFREY I. BEASON
                                           -------------------------------
                                           Jeffrey I. Beason
                                           Vice President and Controller
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                                 EXHIBIT INDEX

          Exhibit
          Number                  Description
          ------      ------------------------------------------
             16.      Letter re change in certifying accountant.